UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Travis Tower
1301 Travis, Suite 2000
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2009, Edge Petroleum Corporation (the “Company”) received notice from The Nasdaq Stock Market that the minimum bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price rule for continued listing set forth in Nasdaq Marketplace Rule 5450(a)(1).

The notice states that the Company will be afforded 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price rule.  If at any time prior to March 15, 2010 the bid price of the Company’s common stock closes at $1.00 per share or higher for a minimum of 10 consecutive business days, Nasdaq staff will provide the Company with written confirmation of compliance with the minimum bid price rule and the matter will be resolved.

If the Company does not regain compliance by March 15, 2010, Nasdaq staff will provide written notification to the Company that its common stock is subject to delisting.  At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel.  Alternatively, the Company could apply to transfer its common stock to The Nasdaq Capital Market if it satisfies all of the requirements, other than the minimum bid price rule, for initial listing on The Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 5505.  If the Company were to elect to apply for such transfer and if it satisfies the applicable requirements and its application is approved, the Company would have an additional 180 days to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market.

The Company intends to actively monitor the bid price for its common stock between now and March 15, 2010, and is currently evaluating all available options in response to the notice to resolve the deficiency and regain compliance with the Nasdaq minimum bid price rule but has not yet determined to take any other action in response to the notice.

On September 21, 2009, the Company issued a press release announcing receipt of notice from The Nasdaq Stock Market regarding non-compliance with the minimum bid price rule.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release by Edge Petroleum Corporation dated September 21, 2009 announcing receipt of notice from The Nasdaq Stock Market regarding non-compliance with the minimum bid price rule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: September 21, 2009	By:	/s/ John W. Elias
John W. Elias
Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release by Edge Petroleum Corporation dated September 21, 2009 announcing receipt of notice from The Nasdaq Stock Market regarding non-compliance with the minimum bid price rule